Exhibit 99.1

Media Contact: Tom Shiel

24-Hour: 800.559.3853

Analysts: Bill Currens

Office: 704.382.1603

Feb. 18, 2016

Duke Energy reports 2015 adjusted EPS and introduces 2016 adjusted EPS guidance range

•	Company achieves adjusted diluted earnings per share (EPS) of $4.54 in 2015, compared to $4.55 in 2014; reported diluted EPS of $4.05 for 2015, compared to $2.66 in 2014

•	Record mild December weather results in fourth quarter 2015 adjusted diluted EPS of 87 cents, compared to 86 cents for the fourth quarter 2014; fourth quarter 2015 reported diluted EPS of 69 cents, compared to 14 cents in 2014

•	Company establishes 2016 adjusted diluted EPS guidance range of $4.50 to $4.70

CHARLOTTE, N.C. – Duke Energy today announced 2015 full-year adjusted diluted EPS of $4.54 compared to $4.55 in 2014. Duke Energy’s full-year 2015 reported diluted EPS was $4.05, compared to $2.66 in 2014.

Full year adjusted results were driven by strong operational performance in the regulated business as well as benefits from closing certain strategic initiatives earlier than anticipated, helping offset weakness at International.

Fourth quarter 2015 adjusted diluted EPS was 87 cents, compared to 86 cents for fourth quarter 2014. Fourth quarter 2015 reported diluted EPS was 69 cents, compared to 14 cents for fourth quarter 2014.

Fourth quarter adjusted results were supported by increased retail pricing and wholesale margins in the regulated business, helping to offset the impact of record mild December weather in the Carolinas.

Reported diluted EPS includes the impact of special items, which are excluded from adjusted diluted EPS. Special items during 2015 principally included charges associated with a settlement in Indiana related to the ongoing Edwardsport IGCC regulatory proceedings, severance related to cost savings initiatives, and merger costs-to-achieve.

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Special items during 2014 principally included charges related to the company’s intent to repatriate $2.7 billion of foreign earnings, a settlement resolving the federal grand jury investigation into the company’s coal ash basin operations, and merger costs-to-achieve.

“I am pleased with our strong execution at the regulated utilities during 2015, underpinned by exceptional operational performance,” said Lynn Good, chairman, president and chief executive officer. “The dedication by our employees helped us meet growing customer peak demand as well as achieve industry-leading safety performance during the year.

“We also successfully completed several strategic transactions, increasing our focus on our core regulated and highly contracted businesses. This focus positions us for evolving customer expectations and a desire for lower carbon, more flexible generation resources while supporting greater stability in earnings and cash flows for our investors,” Good said.

The company has established its 2016 adjusted diluted EPS guidance range at $4.50 to $4.70.

Business unit results

In addition to the summary business unit discussion below, comprehensive tables of quarterly and year-to-date adjusted earnings per share drivers compared to the prior year are provided on pages 17 and 18.

The discussion below of fourth-quarter and full-year results includes adjusted segment income, which is a non-GAAP financial measure. The tables on pages 27 through 30 present a reconciliation of reported results to adjusted results. Per share segment variances highlighted below exclude the benefit of the $1.5 billion accelerated stock repurchase program that was completed in June.

Regulated Utilities

Regulated Utilities recognized fourth quarter 2015 adjusted segment income of $601 million, compared to $551 million in the fourth quarter 2014, an increase of 7 cents per share. These results were driven by:

•	Increased pricing and riders (+$0.09 per share) as a result of increased riders, including a favorable Ohio energy efficiency settlement

•	Higher wholesale net margins (+$0.05 per share) due to new and updated contracts, including earnings from the long-term wholesale contract associated with the recent North Carolina Eastern Municipal Power Agency (NCEMPA) asset purchase

•	Increased weather-normal retail volumes (+$0.04 per share)

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These favorable drivers were partially offset by:

•	Record breaking mild winter weather (-$0.12 per share), principally in the Carolinas and Midwest

Full-year 2015 adjusted segment income for Regulated Utilities was $2,972 million, compared to $2,897 million in 2014, an increase of 10 cents per share.

Increased year-to-date results at Regulated Utilities were primarily driven by:

•	Higher revenues from increased pricing and riders (+$0.23 per share) due to increased energy efficiency programs and fuel and purchased power cost true-ups

•	Increased wholesale net margins (+$0.16 per share) due to new and updated contracts including earnings from the long-term wholesale contract associated with the recent NCEMPA asset purchase

•	Increased weather-normal retail volumes (+$0.07 per share) of 0.6 percent compared to the prior year

These favorable drivers were partially offset by:

•	Higher O&M expense (-$0.18 per share) due to higher planned outages, increased costs related to the recent NCEMPA asset purchase and nuclear outage cost levelization. These costs were partially offset by lower storm costs

•	Higher depreciation and amortization expense (-$0.13 per share) primarily resulting from additional plant in-service, including the NCEMPA assets

International Energy

International Energy recognized fourth quarter 2015 adjusted segment income of $68 million, compared to $72 million in the fourth quarter 2014, which was flat on a per share basis. These results were driven by:

•	Lower margins at National Methanol (-$0.03 per share) due to lower MTBE and methanol prices

These unfavorable drivers were partially offset by:

•	Stronger results in Brazil (+$0.02 per share) due to lower purchased power costs partially offset by unfavorable foreign currency exchange rates

Full-year 2015 adjusted segment income for International Energy was $225 million, compared to $428 million in 2014, a decrease of 29 cents per share.

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International Energy’s lower year-to-date adjusted earnings were driven by:

•	Weaker results in Brazil (-$0.10 per share) primarily due to lower sales volumes and higher purchased power costs resulting from ongoing drought conditions and decreased demand in Brazil as well as unfavorable foreign currency exchange rates

•	Lower results in Central America (-$0.04 per share) primarily due to lower generation and prices from increased competition

•	Absence of a prior-year tax benefit in Chile (-$0.07 per share)

•	Lower margins at National Methanol (-$0.07 per share) largely driven by lower MTBE and methanol prices

Commercial Portfolio

Subsequent to the sale of its nonregulated Midwest Commercial Generation Business to Dynegy Inc. in April 2015, Commercial Portfolio (formerly Commercial Power) includes Duke Energy’s unregulated renewable assets as well as its commercial electric and gas transmission investments.

Commercial Portfolio recognized fourth quarter 2015 adjusted segment income of $41 million, compared to $32 million in the fourth quarter 2014, an increase of 1 cent per share. The increase in Commercial Portfolio’s quarterly earnings was primarily due to additional in-service wind and solar facilities in the renewables portfolio (+$0.03 per share), offset by the absence of earnings from the Midwest generation business (-$0.01 per share), which was sold in April.

Full-year 2015 adjusted segment income for Commercial Portfolio was $140 million, compared to $109 million in 2014, an increase of 4 cents per share. This increase was primarily due to higher results from the Midwest generation business (+$0.04 per share), which was sold in April, and increased earnings from the renewables portfolio due to additional in-service wind and solar facilities despite lower wind resources during the year (+$0.01 per share).

Other

On an adjusted basis, Other primarily includes corporate interest expense not allocated to the business units, results from Duke Energy’s captive insurance company, other investments, and quarterly income tax levelization adjustments.

Other recognized a fourth quarter 2015 adjusted net expense of $108 million, compared to net expense of $45 million in the fourth quarter 2014, additional expense of 9 cents per share. Other’s quarterly results were primarily driven by higher income tax expense (-$0.07 per share) due to impacts from the extension of bonus depreciation and quarterly tax levelization adjustments, including renewable tax credits which were allocated to Commercial Portfolio upon completion of the projects.

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On a year-to-date basis, Other recognized adjusted net expense of $185 million, compared to $216 million for 2014, an improvement of 5 cents per share. Other’s year-to-date results were primarily driven by favorable income taxes (+$0.07 per share) due to favorable tax structuring and settlements.

On a consolidated basis, the company experienced a fourth-quarter 2015 adjusted effective tax rate of approximately 31 percent, compared to approximately 30 percent in the prior year. The company experienced an adjusted effective tax rate of approximately 32 percent for full-year 2015, consistent with the rate in 2014. Adjusted effective tax rate is a non-GAAP financial measure. The tables on pages 31 and 32 present a reconciliation of reported effective tax rate to adjusted effective tax rate.

Accelerated stock repurchase program

In connection with the transaction to sell the Midwest Generation business to Dynegy for $2.8 billion, which closed in April 2015, Duke Energy completed a $1.5 billion accelerated stock repurchase (ASR). The ASR resulted in retirements of approximately 19.8 million shares, providing a benefit to the fourth quarter 2015 and year-to-date results of approximately 2 cents per share and 9 cents per share, respectively.

Earnings Conference Call for Analysts

An earnings conference call for analysts is scheduled for 10 a.m. ET today to provide financial and other business updates. The conference call will be hosted by Lynn Good, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.

The call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 877-719-9786 in the United States or 719-325-4768 outside the United States. The confirmation code is 8694980. Please call in 10 to 15 minutes prior to the scheduled start time.

A replay of the conference call will be available until 1 p.m. ET, Feb. 28, 2016, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 8694980. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

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Special Items and Non-GAAP Reconciliation

Special items affecting Duke Energy’s adjusted diluted EPS for quarterly and full-year results in 2015 and 2014 include:

(In millions, except per-share amounts)	After-Tax Amount	4Q2015 EPS Impact	4Q2014 EPS Impact
Fourth Quarter 2015
• Cost savings initiatives	$(88)	$(0.13)
• Costs to achieve, mergers	$(18)	$(0.03)
• Ash basin settlement and penalties	$(7)	$(0.01)
• Edwardsport settlement	$(2)	$—
• Economic hedges (mark-to-market)	$(1)	$—
• Discontinued operations	$(9)	$(0.01)
Fourth Quarter 2014
• International tax adjustment	$(373)		$(0.53)
• Litigation reserve	$(102)		$(0.14)
• Costs to achieve, mergers	$(20)		$(0.03)
• Discontinued operations (1)(2)	$(18)		$(0.02)

Total diluted EPS impact		$(0.18)	$(0.72)

(1)	Reported discontinued operations includes the Midwest generation impairment, the economic hedges (mark-to-market) of Midwest generation, and operating results of the Midwest generation business

(2)	Represents the Midwest generation operation results reported as discontinued operations of $(0.04) per diluted share, partially offset by tax benefit related to the sale but not reported as discontinued operations of $0.02 per diluted share, which are treated as a special item and reflected in adjusted diluted EPS.

(In millions, except per-share amounts)	After-Tax Amount	2015 EPS Impact	2014 EPS Impact
Full-Year 2015
• Cost savings initiatives	$(88)	$(0.13)
• Costs to achieve, mergers	$(60)	$(0.09)
• Edwardsport settlement	$(58)	$(0.08)
• Ash basin settlement and penalties	$(11)	$(0.02)
• Discontinued operations (1)(2)	$(119)	$(0.17)
Full-Year 2014
• International tax adjustment	$(373)		$(0.53)
• Costs to achieve, mergers	$(127)		$(0.18)
• Litigation reserve	$(102)		$(0.14)
• Asset impairments	$(59)		$(0.08)
• Economic hedges (mark-to-market)	$(6)		$(0.01)
• Asset sales	$9		$0.01
• Discontinued operations (1)(3)	$(677)		$(0.96)

Total diluted EPS impact		$(0.49)	$(1.89)

(1)	Reported discontinued operations includes the Midwest generation impairment, the economic hedges (mark-to-market) of Midwest generation, and operating results of the Midwest generation business

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(2)	Represents reported income from discontinued operations of $0.03 per diluted share, including the impact of a litigation reserve related to the Midwest generation business, less the Midwest generation operation results reported as discontinued operations of $(0.14) per diluted share and a tax charge resulting from the completion of the sale of the Midwest generation business but not reported as discontinued operations ($0.06).

(3)	Represents reported loss from discontinued operations of $(0.80) per diluted share, the Midwest generation operation results reported as discontinued operations of $(0.16) per diluted share, and elimination entries of $(0.02) per diluted share, partially offset by tax benefit related to the sale but not reported as discontinued operations of $0.02 per diluted share, which are treated as a special item and reflected in adjusted diluted EPS.

Reconciliation of reported to adjusted diluted EPS for the quarter:

	4Q2015 EPS	4Q2014 EPS
Diluted EPS, as reported	$0.69	$0.14

Adjustments to reported EPS:
• Diluted EPS impact of special items and discontinued operations (net of tax)	$0.18	$0.72

Diluted EPS, adjusted	$0.87	$0.86

Reconciliation of reported to adjusted diluted EPS for the year:

	2015 EPS	2014 EPS

Diluted EPS, as reported	$4.05	$2.66

Adjustments to reported EPS:
• Diluted EPS impact of special items and discontinued operations (net of tax)	$0.49	$1.89

Diluted EPS, adjusted	$4.54	$4.55

Non-GAAP financial measures

Management evaluates financial performance in part based on the non-GAAP financial measures, adjusted earnings and adjusted diluted earnings per share (EPS). These items are measured as income from continuing operations net of income (loss) attributable to non-controlling interests, adjusted for the dollar and per-share impact of mark-to-market impacts of economic hedges in the Commercial Portfolio segment and special items including the operating results of the Midwest Generation business (Disposal Group) classified as discontinued operations for GAAP purposes. Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Operating results of the Disposal Group sold to Dynegy are reported as discontinued operations, including a portion of the mark-to-market adjustments associated with derivative contracts. Management believes that including the operating results of the Disposal Group reported as discontinued operations better reflects its financial performance and therefore has included these results in adjusted earnings and adjusted diluted EPS prior to the sale of the Disposal Group. Additionally, as a result of

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completing the sale of the Disposal Group during the second quarter of 2015, state income tax expense increased as state income tax apportionments changed. The additional tax expense was recognized in Continuing Operations on a GAAP basis. This impact to state income taxes has been reflected in Discontinued Operations in the Commercial Portfolio segment for adjusted diluted EPS purposes as management believes these impacts are incidental to the sale of the Disposal Group. Derivative contracts are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Portfolio segment. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately and, if associated with the Disposal Group, classified as discontinued operations, as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. Management believes the presentation of adjusted earnings and adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting and for reporting results to the Board of Directors, employees, shareholders, analysts and investors concerning Duke Energy’s financial performance. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings and adjusted diluted EPS are Net Income Attributable to Duke Energy Corporation and Diluted EPS Attributable to Duke Energy Corporation common shareholders, which include the dollar and per share impact of special items, mark-to-market impacts of economic hedges in the Commercial Portfolio segment and discontinued operations.

Management evaluates segment performance based on segment income. Segment income is defined as income from continuing operations net of income attributable to non-controlling interests. Segment income, as discussed below, includes intercompany revenues and expenses that are eliminated in the Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for the mark-to-market impacts of economic hedges in the Commercial Portfolio segment and special items, including the operating results of the Disposal Group classified as discontinued operations for GAAP purposes. Management believes the presentation of adjusted segment income as presented provides useful information to investors, as it provides

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them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income is segment income, which represents segment income from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Portfolio segment.

Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items or mark-to-market adjustments for future periods.

Due to the forward-looking nature of any forecasted adjusted segment income or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, the mark-to-market impacts of economic hedges in the Commercial Portfolio segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the largest electric power holding company in the United States. Its regulated utility operations serve approximately 7.3 million electric customers located in six states in the Southeast and Midwest, representing a population of approximately 23 million people. Its Commercial Portfolio and International business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 250 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available at duke-energy.com.

Follow Duke Energy on Twitter, LinkedIn and Facebook.

Forward-Looking Information

This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to: state, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements or climate change, as

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well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices; the extent and timing of costs and liabilities to comply with federal and state regulations related to coal ash, including amounts for the required closure of certain ash basins, are uncertain and difficult to estimate; the ability to recover eligible costs, including amounts associated with coal ash basin asset retirement obligations and future significant weather events, and earn an adequate return on investment through the regulatory process; the costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process; credit ratings of the company or its subsidiaries may be different from what is expected; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in service territories or customer bases resulting from variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, including self-generation and distributed generation technologies; advancements in technology; additional competition in electric markets and continued industry consolidation; political, economic and regulatory uncertainty in Brazil and other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes; the ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources; the impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches, and other catastrophic events such as fires, explosions, pandemic health events or other similar occurrences; the inherent risks associated with the operation and potential construction of nuclear facilities, including environmental, health, safety, regulatory and financial risks; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets; the results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations and general economic conditions; declines in the market prices of equity and fixed income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans, and nuclear decommissioning trust funds; construction and development risks associated with the completion of Duke Energy and its subsidiaries’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner or at all; changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks

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related to obligations created by the default of other participants; the ability to control operation and maintenance costs; the level of creditworthiness of counterparties to transactions; employee workforce factors, including the potential inability to attract and retain key personnel; the ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent); the performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the impact of potential goodwill impairments; the ability to reinvest prospective undistributed earnings of foreign subsidiaries or repatriate such earnings on a tax-efficient basis; the expected timing and likelihood of completion of the proposed acquisition of Piedmont Natural Gas Company, Inc. (Piedmont), including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed acquisition that could reduce anticipated benefits or cause the parties to abandon the acquisition, and under certain specified circumstance pay a termination fee of $250 million, as well as the ability to successfully integrate the businesses and realize anticipated benefits and the risk that the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; and the ability to successfully complete future merger, acquisition or divestiture plans.

Additional risks and uncertainties are identified and discussed in Duke Energy’s and its subsidiaries’ reports filed with the SEC and available at the SEC’s website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made; Duke Energy expressly disclaims an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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December 2015

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per-share amounts and where noted)	2015	2014	2015	2014
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$0.70	$0.14	$4.02	$3.46
Diluted	$0.70	$0.14	$4.02	$3.46
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$(0.01)	$—	$0.03	$(0.80)
Diluted	$(0.01)	$—	$0.03	$(0.80)
Net income attributable to Duke Energy Corporation common stockholders
Basic	$0.69	$0.14	$4.05	$2.66
Diluted	$0.69	$0.14	$4.05	$2.66
Weighted-average shares outstanding
Basic	688	707	694	707
Diluted	688	707	694	707

SEGMENT INCOME (LOSS) BY BUSINESS SEGMENT
Regulated Utilities(a)(b)	$582	$449	$2,893	$2,795
International Energy(c)	68	(301)	225	55
Commercial Portfolio(d)(e)	39	15	4	(55)

Total Reportable Segment Income	689	163	3,122	2,795
Other Net Expense(f)(g)(h)	(203)	(65)	(322)	(334)
Intercompany Eliminations	—	(3)	(4)	(10)
(Loss) Income from Discontinued Operations, net of tax (i)	(9)	2	20	(568)

Net Income Attributable to Duke Energy Corporation	$477	$97	$2,816	$1,883

CAPITALIZATION
Total Common Equity			48%	49%
Total Debt			52%	51%

Total Debt			$43,202	$42,382
Book Value Per Share			$57.78	$57.82
Actual Shares Outstanding			688	707

CAPITAL AND INVESTMENT EXPENDITURES
Regulated Utilities (j)	$1,762	$1,387	$6,974	$4,744
International Energy	12	27	45	67
Commercial Portfolio	374	231	1,131	555
Other	47	47	213	162

Total Capital and Investment Expenditures	$2,195	$1,692	$8,363	$5,528

(a)	Includes a charge of $58 million related to the Edwardsport settlement for the year ended December 31, 2015 (net of tax of $35 million).
(b)	Includes a litigation reserve of $102 million for the three months and year ended December 31, 2014, related to the federal grand jury investigation of the February 2014 Dan River coal ash spill and ash basin operations at other North Carolina coal plants.
(c)	Includes a tax adjustment of $373 million for the three months and year ended December 31, 2014, related to deferred tax impacts resulting from a dividend declaration of International Energy’s historical undistributed earnings.
(d)	Includes a tax charge of $41 million for the year ended December 31, 2015, resulting from the completion of the sale of the nonregulated Midwest generation business.
(e)	Includes an impairment charge of $59 million for the year ended December 31, 2014, related to OVEC (net of tax of $35 million).
(f)	Includes a charge of $77 million for the three months and year ended December 31, 2015, related to cost savings initiatives (net of tax of $47 million).
(g)	Includes costs to achieve mergers of $18 million for the three months ended December 31, 2015 (net of tax of $12 million) and $60 million for the year ended December 31, 2015 (net of tax of $37 million).
(h)	Includes costs to achieve mergers of $20 million for the three months ended December 31, 2014 (net of tax of $13 million) and $127 million for the year ended December 31, 2014 (net of tax of $78 million).
(i)	Includes the impact of a settlement agreement related to the nonregulated Midwest generation business of $53 million for the year ended December 31, 2015 (net of tax of $28 million).
(j)	Includes $1.25 billion related to the NCEMPA acquisition for the year ended December 31, 2015.

December 2015

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In millions, except for GWh and MW amounts)	2015	2014	2015	2014
REGULATED UTILITIES
Operating Revenues	$4,972	$5,197	$22,062	$22,271
Operating Expenses(a)(b)	3,909	4,219	16,698	17,026
Gains on Sales of Other Assets, net	1	2	11	4

Operating Income	1,064	980	5,375	5,249
Other Income and Expenses	75	61	262	267
Interest Expense	268	277	1,097	1,093

Income Before Income Taxes	871	764	4,540	4,423
Income Tax Expense(c)	289	315	1,647	1,628

Segment Income	$582	$449	$2,893	$2,795

Depreciation and Amortization	$718	$684	$2,814	$2,759

INTERNATIONAL ENERGY
Operating Revenues	$247	$306	$1,088	$1,417
Operating Expenses	166	247	805	1,007
Gains (Losses) on Sales of Other Assets, net	7	(1)	6	6

Operating Income	88	58	289	416
Other Income and Expenses	32	38	101	190
Interest Expense	19	22	85	93

Income Before Income Taxes	101	74	305	513
Income Tax Expense(d)	30	375	74	449
Less: Income Attributable to Noncontrolling Interests	3	—	6	9

Segment Income (Loss)	$68	$(301)	$225	$55

Depreciation and Amortization	$23	$23	$92	$97

Sales, GWh	5,631	4,815	19,211	18,629
Proportional MW Capacity in Operation			4,333	4,340

COMMERCIAL PORTFOLIO
Operating Revenues	$87	$60	$301	$255
Operating Expenses(e)	98	86	353	441
(Losses) Gains on Sales of Other Assets, net	(5)	—	1	—

Operating Loss	(16)	(26)	(51)	(186)
Other Income and Expenses	9	3	6	18
Interest Expense	11	17	44	58

Loss Before Income Taxes	(18)	(40)	(89)	(226)
Income Tax Benefit(f)(g)	(57)	(55)	(92)	(171)
Less: Loss Attributable to Noncontrolling Interests	—	—	(1)	—

Segment Income (Loss)	$39	$15	$4	$(55)

Depreciation and Amortization	$27	$22	$104	$92

Actual Coal-fired Plant Production, GWh	—	—	—	867
Actual Renewable Plant Production, GWh	1,664	1,350	5,577	5,462

Actual Plant Production, GWh	1,664	1,350	5,577	6,329

Net Proportional MW Capacity in Operation			1,943	1,370

OTHER
Operating Revenues	$45	$26	$123	$105
Operating Expenses(h)(i)(j)	205	53	382	322
Gains on Sales of Other Assets, net	1	4	17	6

Operating Loss	(159)	(23)	(242)	(211)
Other Income and Expenses	12	12	20	45
Interest Expense	108	98	393	400

Loss Before Income Taxes	(255)	(109)	(615)	(566)
Income Tax Benefit(k)(l)(m)	(54)	(47)	(303)	(237)
Less: Income Attributable to Noncontrolling Interests	2	3	10	5

Segment Net Expense	$(203)	$(65)	$(322)	$(334)

Depreciation and Amortization	$35	$32	$134	$118

(a)	Includes a pretax charge of $93 million for the year ended December 31, 2015, related to the Edwardsport settlement.
(b)	Includes a litigation reserve of $102 million for the three months and year ended December 31, 2014, related to the federal grand jury investigation of the February 2014 Dan River coal ash spill and ash basin operations at other North Carolina coal plants.
(c)	Includes a tax benefit of $35 million for the year ended December 31, 2015, related to the Edwardsport settlement.
(d)	Includes a tax adjustment of $373 million for the three months and year ended December 31, 2014, related to deferred tax impacts resulting from a dividend declaration of International Energy’s historical undistributed earnings.
(e)	Includes a pretax impairment charge of $94 million for the year ended December 31, 2014, related to OVEC.
(f)	Includes a tax charge of $41 million for the year ended December 31, 2015, resulting from the completion of the sale of the nonregulated Midwest generation business.
(g)	Includes a tax benefit of $35 million for the year ended December 31, 2014, related to OVEC.
(h)	Includes a charge of $124 million for the three months and year ended December 31, 2015, related to cost savings initiatives.
(i)	Includes costs to achieve mergers of $30 million for the three months ended December 31, 2015, and $97 million for the year ended December 31, 2015.
(j)	Includes costs to achieve mergers of $33 million for the three months ended December 31, 2014, and $198 million for the year ended December 31, 2014.
(k)	Includes a tax benefit of $47 million for the three months and year ended December 31, 2015, related to cost savings initiatives.
(l)	Includes a tax benefit related to costs to achieve mergers of $12 million for the three months ended December 31, 2015, and $37 million for the year ended December 31, 2015.
(m)	Includes a tax benefit related to costs to achieve mergers of $13 million for the three months ended December 31, 2014, and $78 million for the year ended December 31, 2014.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Years Ended December 31,
	2015	2014	2013
Operating Revenues
Regulated electric	$21,379	$21,550	$20,329
Nonregulated electric and other	1,544	1,802	1,916
Regulated natural gas	536	573	511

Total operating revenues	23,459	23,925	22,756

Operating Expenses
Fuel used in electric generation and purchased power - regulated	7,308	7,686	7,108
Fuel used in electric generation and purchased power - nonregulated	354	533	540
Cost of natural gas	195	248	224
Operation, maintenance and other	5,871	5,856	5,673
Depreciation and amortization	3,144	3,066	2,668
Property and other taxes	1,135	1,213	1,274
Impairment charges	120	81	399

Total operating expenses	18,127	18,683	17,886

Gains (Losses) on Sales of Other Assets and Other, net	35	16	(16)

Operating Income	5,367	5,258	4,854

Other Income and Expenses
Equity in earnings of unconsolidated affiliates	69	130	122
Gains on sales of unconsolidated affiliates	7	17	100
Other income and expenses, net	307	351	262

Total other income and expenses	383	498	484

Interest Expense	1,613	1,622	1,543

Income from Continuing Operations before Income Taxes	4,137	4,134	3,795
Income Tax Expense from Continuing Operations	1,326	1,669	1,205

Income from Continuing Operations	2,811	2,465	2,590
Income (Loss) from Discontinued Operations, net of tax	20	(576)	86

Net Income	2,831	1,889	2,676
Less: Net Income Attributable to Noncontrolling Interests	15	6	11

Net Income Attributable to Duke Energy Corporation	$2,816	$1,883	$2,665

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$4.02	$3.46	$3.64
Diluted	$4.02	$3.46	$3.63
Income (Loss) from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$0.03	$(0.80)	$0.13
Diluted	$0.03	$(0.80)	$0.13
Net income attributable to Duke Energy Corporation common stockholders
Basic	$4.05	$2.66	$3.77
Diluted	$4.05	$2.66	$3.76
Weighted-average shares outstanding
Basic	694	707	706
Diluted	694	707	706

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in million, except per-share amounts)	December 31, 2015	December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$857	$2,036
Receivables (net of allowance for doubtful accounts of $18 at December 31, 2015 and $17 at December 31, 2014)	703	791
Restricted receivables of variable interest entities (net of allowance for doubtful accounts of $53 at December 31, 2015 and $51 at December 31, 2014)	1,748	1,973
Inventory	3,810	3,459
Assets held for sale	—	364
Regulatory assets	877	1,115
Other	327	1,837

Total current assets	8,322	11,575

Investments and Other Assets
Investments in equity method unconsolidated affiliates	499	358
Nuclear decommissioning trust funds	5,825	5,546
Goodwill	16,343	16,321
Assets held for sale	—	2,642
Other	3,042	3,008

Total investments and other assets	25,709	27,875

Property, Plant and Equipment
Cost	112,826	104,861
Accumulated depreciation and amortization	(37,665)	(34,824)
Generation facilities to be retired, net	548	9

Net property, plant and equipment	75,709	70,046

Regulatory Assets and Deferred Debits
Regulatory assets	11,373	11,042
Other	43	19

Total regulatory assets and deferred debits	11,416	11,061

Total Assets	$121,156	$120,557

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$2,400	$2,271
Notes payable and commercial paper	3,633	2,514
Taxes accrued	348	569
Interest accrued	430	418
Current maturities of long-term debt	2,074	2,807
Liabilities associated with assets held for sale	—	262
Regulatory liabilities	400	204
Other	2,115	2,188

Total current liabilities	11,400	11,233

Long-term Debt	37,495	37,061

Deferred Credits and Other Liabilities
Deferred income taxes	12,705	13,423
Investment tax credits	472	427
Accrued pension and other post-retirement benefit costs	1,088	1,145
Liabilities associated with assets held for sale	—	35
Asset retirement obligations	10,264	8,466
Regulatory liabilities	6,255	6,193
Other	1,706	1,675

Total deferred credits and other liabilities	32,490	31,364

Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 688 million and 707 million shares outstanding at December 31, 2015 and December 31, 2014, respectively	1	1
Additional paid-in capital	37,968	39,405
Retained earnings	2,564	2,012
Accumulated other comprehensive loss	(806)	(543)

Total Duke Energy Corporation stockholder’s equity	39,727	40,875
Noncontrolling interests	44	24

Total equity	39,771	40,899

Total Liabilities and Equity	$121,156	$120,557

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Years Ended December 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,831	$1,889
Adjustments to reconcile net income to net cash provided by operating activities	3,845	4,697

Net cash provided by operating activities	6,676	6,586

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(5,277)	(5,373)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(2,578)	(678)

Net (decrease) increase in cash and cash equivalents	(1,179)	535
Cash and cash equivalents at the beginning of period	2,036	1,501

Cash and cash equivalents at end of period	$857	$2,036

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

December 2015 QTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Portfolio	Other	Consolidated
2014 QTD Reported Earnings Per Share, Diluted	$0.64	$(0.43)	$0.03	$(0.10)	$0.14

Costs to Achieve, Mergers	—	—	—	0.03	0.03
Midwest Generation Operations (offset in Discontinued Operations)	—	—	0.04	—	0.04
Litigation Reserve	0.14	—	—	—	0.14
International Tax Adjustment	—	0.53	—	—	0.53
Discontinued Operations			(0.02)		(0.02)

2014 QTD Adjusted Earnings Per Share, Diluted	$0.78	$0.10	$0.05	$(0.07)	$0.86

Stock Repurchase (a)	0.02	—	—	—	0.02

Weather	(0.12)	—	—	—	(0.12)

Pricing and Riders (b)	0.09	—	—	—	0.09

Volumes	0.04	—	—	—	0.04

Wholesale (c)	0.05	—	—	—	0.05

Operation and Maintenance, net of recoverables	0.01	—	—	—	0.01

Latin America, including Foreign Exchange Rates (e)	—	0.02	—	—	0.02

National Methanol Company	—	(0.03)	—	—	(0.03)

Duke Energy Renewables (f)	—	—	0.03	—	0.03

Midwest Generation (g)	—	—	(0.01)	—	(0.01)

Interest Expense	0.01	—	—	—	0.01

Change in effective tax rates	0.04	—	—	(0.07)	(0.03)

Other (h)	(0.05)	0.01	(0.01)	(0.02)	(0.07)

2015 QTD Adjusted Earnings Per Share, Diluted	$0.87	$0.10	$0.06	$(0.16)	0.87

Costs to Achieve, Mergers	—	—	—	(0.03)	(0.03)
Cost Savings Initiatives	(0.02)	—	—	(0.11)	(0.13)
Ash Basin Settlement and Penalties	(0.01)	—	—	—	(0.01)
Discontinued Operations					(0.01)

2015 QTD Reported Earnings Per Share, Diluted	$0.84	$0.10	$0.06	$(0.30)	$0.69

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Due to the decrease in common shares outstanding as a result of stock repurchased and retired under the Accelerated Stock Repurchase Program. Weighted-average diluted shares outstanding decreased from 707 million shares for the three months ended December 31, 2014, to 688 million shares for the three months ended December 31, 2015.
(b)	Primarily due to higher energy efficiency and other rider recoveries across jurisdictions (+$0.03), equity return on the NCEMPA rider (+$0.02) and fuel and purchased power cost true-ups (+$0.02).
(c)	Primarily due to the implementation of new contracts, including the new 30-year contract with NCEMPA.
(d)	Primarily due to lower spending for fossil generation, partially offset by increased costs related to the NCEMPA asset purchase.
(e)	Primarily due to higher results in Brazil (+$0.04) due to lower purchased power costs and higher results in Ecuador (+$0.01), partially offset by changes in foreign currency exchange rates (-$0.02).
(f)	Primarily due to tax credits generated by the completion of solar and wind facilities.
(g)	Due to the sale of the nonregulated Midwest generation business.
(h)	Amount for Regulated Utilities includes increased depreciation and amortization expense (-$0.05) due to higher depreciable base.

DUKE ENERGY CORPORATION

EARNINGS VARIANCES

December 2015 YTD vs. Prior Year

($ per share)	Regulated Utilities	International Energy	Commercial Portfolio	Other	Consolidated
2014 YTD Reported Earnings Per Share, Diluted	$3.96	$0.08	$(0.07)	$(0.49)	$2.66

Asset Sales	—	—	—	(0.01)	(0.01)
Costs to Achieve, Mergers	—	—	—	0.18	0.18
Midwest Generation Operations (offset in Discontinued Operations)	—	—	0.16	—	0.16
Asset Impairment	—	—	0.08	—	0.08
Economic Hedges (Mark-to-Market)	—	—	0.01	—	0.01
Litigation Reserve	0.14	—	—	—	0.14
International Tax Adjustment	—	0.53	—	—	0.53
Discontinued Operations			(0.02)		0.80

2014 YTD Adjusted Earnings Per Share, Diluted	$4.10	$0.61	$0.16	$(0.32)	$4.55

Stock Repurchase (a)	0.08	0.01	—	—	0.09

Weather	—	—	—	—	—

Pricing and Riders (b)	0.23	—	—	—	0.23

Volumes	0.07	—	—	—	0.07

Wholesale (c)	0.16	—	—	—	0.16

Operation and Maintenance, net of recoverables (d)	(0.18)	—	—	—	(0.18)

Latin America, including Foreign Exchange Rates (e)	—	(0.22)	—	—	(0.22)

National Methanol Company	—	(0.07)	—	—	(0.07)

Duke Energy Renewables (f)	—	—	0.01	—	0.01

Midwest Generation (g)	—	—	0.04	—	0.04

Interest Expense	—	—	—	0.01	0.01

Change in effective tax rates	(0.04)	—	—	0.07	0.03

Other (h)	(0.14)	—	(0.01)	(0.03)	(0.18)

2015 YTD Adjusted Earnings Per Share, Diluted	$4.28	$0.33	$0.20	$(0.27)	4.54

Edwardsport Settlement	(0.08)	—	—	—	(0.08)
Costs to Achieve, Mergers	—	—	—	(0.09)	(0.09)
Ash Basin Settlement and Penalties	(0.02)	—	—	—	(0.02)
Midwest Generation Operations (offset in Discontinued Operations)	—	—	(0.14)	—	(0.14)
Cost Savings Initiatives	(0.01)	—	—	(0.12)	(0.13)
Discontinued Operations			(0.06)		(0.03)

2015 YTD Reported Earnings Per Share, Diluted	$4.17	$0.33	$—	$(0.48)	$4.05

Note 1: Earnings Per Share amounts are calculated using the consolidated effective income tax rate.

Note 2: Adjusted and Reported Earnings Per Share amounts by segment may not recompute from other published schedules due to rounding.

(a)	Due to the decrease in common shares outstanding as a result of stock repurchased and retired under the Accelerated Stock Repurchase Program. Weighted-average diluted shares outstanding decreased from 707 million shares for the year ended December 31, 2014, to 694 million shares for the year ended December 31, 2015.
(b)	Primarily due to fuel and purchased power cost true-ups (+$0.09), higher energy efficiency and other rider recoveries in most jurisdictions (+$0.05) and the recognition of equity returns on the NCEMPA purchase (+$0.02).
(c)	Primarily due to the implementation of new contracts, including the new 30-year contract with NCEMPA.
(d)	Primarily due to an increase in nuclear outage cost levelization, additional costs related to the NCEMPA asset purchase and higher planned fossil generation outage costs, partially offset by lower storm costs.
(e)	Primarily due to a prior-year tax benefit related to the reorganization of the company’s operations in Chile (-$0.07), changes in foreign currency exchange rates (-$0.05), lower results in Brazil due to unfavorable hydrology (-$0.05) and lower results in Central America (-$0.04) due to lower generation and prices from increased competition.
(f)	Primarily due to tax credits generated by the completion of solar and wind facilities, partially offset by lower wind resources.
(g)	Primarily due to higher capacity revenues, improved generation margins and the suspension of depreciation as a result of held for sale status prior to the sale of the nonregulated Midwest generation business.
(h)	Amount for Regulated Utilities includes increased depreciation and amortization expense (-$0.13) due to higher depreciable base and an impairment of the Crystal River Unit 3 regulatory asset (-$0.02), partially offset by higher AFUDC-equity (+$0.04).

Regulated Utilities

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

December 2015

	Three Months Ended December 31				Year Ended December 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	17,198	18,284	(5.9%)	1.5%	83,393	83,348	0.1%	0.5%
General Service	18,243	18,274	(0.2%)	0.9%	77,367	76,640	0.9%	0.5%
Industrial	12,827	12,799	0.2%	2.1%	52,197	51,772	0.8%	1.0%
Other Energy Sales	147	154	(4.5%)		597	609	(2.0%)
Unbilled Sales	113	416	(72.8%)	n/a	(363)	(504)	28.0%	n/a

Total Retail Sales	48,528	49,927	(2.8%)	1.4%	213,191	211,865	0.6%	0.6%

Special Sales	9,524	8,344	14.1%		38,075	35,522	7.2%

Total Consolidated Electric Sales - Regulated Utilities	58,052	58,271	(0.4%)		251,266	247,387	1.6%

Average Number of Customers (Electric)
Residential	6,394,280	6,314,356	1.3%		6,362,549	6,281,841	1.3%
General Service	955,880	946,153	1.0%		952,483	942,919	1.0%
Industrial	17,983	18,252	(1.5%)		18,107	18,299	(1.0%)
Other Energy Sales	23,119	22,896	1.0%		23,049	22,658	1.7%

Total Regular Sales	7,391,262	7,301,657	1.2%		7,356,188	7,265,717	1.2%

Special Sales	63	61	3.3%		63	62	1.6%

Total Average Number of Customers - Regulated Utilities	7,391,325	7,301,718	1.2%		7,356,251	7,265,779	1.2%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	13,915	17,867	(22.1)%		76,348	87,148	(12.4)%
Nuclear	18,541	16,570	11.9%		71,121	67,809	4.9%
Hydro	996	453	119.9%		2,021	2,154	(6.2)%
Oil and Natural Gas	14,616	11,370	28.5%		60,670	49,430	22.7%
Renewable Energy	3	2	50.0%		13	13	—%

Total Generation (4)	48,071	46,262	3.9%		210,173	206,554	1.8%
Purchased Power and Net Interchange (5)(7)	11,763	14,902	(21.1)%		52,845	53,550	(1.3)%

Total Sources of Energy	59,834	61,164	(2.2)%		263,018	260,104	1.1%
Less: Line Loss and Company Usage (7)	1,782	2,893	(38.4)%		11,752	12,717	(7.6)%

Total GWh Sources	58,052	58,271	(0.4)%		251,266	247,387	1.6%

Owned MW Capacity (3)
Summer					50,216	49,600
Winter					53,484	53,191
Nuclear Capacity Factor (%) (6)					94	93

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Statistics reflect Duke Energy’s ownership share of jointly owned stations.
(4)	Generation by source is reported net of auxiliary power.
(5)	Purchased power includes renewable energy purchases.
(6)	Statistics reflect 100% of jointly owned stations.
(7)	2014 amounts have been updated to include Duke Energy Ohio’s auction purchases from PJM within Purchased Power and Net Interchange and the associated line loss in Line Loss and Company Usage.

Regulated Utilities

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

December 2015

	Three Months Ended December 31			Year Ended December 31
	2015	2014	% Inc. (Dec.)	2015	2014	% Inc. (Dec.)
Heating and Cooling Degree Days
Carolinas - Actual
Heating Degree Days	731	1,229	(40.5%)	2,788	3,364	(17.1%)
Cooling Degree Days	44	56	(21.4%)	1,788	1,591	12.4%

Variance from Normal
Heating Degree Days	(37.7%)	4.8%	n/a	(7.7%)	11.2%	n/a
Cooling Degree Days	(13.7%)	14.6%	n/a	7.0%	(4.2%)	n/a

Midwest - Actual
Heating Degree Days	1,402	2,064	(32.1%)	4,925	5,893	(16.4%)
Cooling Degree Days	11	10	10.0%	1,093	928	17.8%

Variance from Normal
Heating Degree Days	(25.9%)	10.8%	n/a	(1.3%)	18.2%	n/a
Cooling Degree Days	(50.0%)	(52.4%)	n/a	(9.3%)	(21.4%)	n/a

Florida - Actual
Heating Degree Days	27	233	(88.4%)	400	651	(38.6%)
Cooling Degree Days	765	409	87.0%	3,742	3,111	20.3%

Variance from Normal
Heating Degree Days	(86.2%)	9.9%	n/a	(32.6%)	3.7%	n/a
Cooling Degree Days	65.2%	(9.7%)	n/a	17.0%	(2.5%)	n/a

Duke Energy Carolinas

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

December 2015

	Three Months Ended December 31				Year Ended December 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	5,471	6,039	(9.4%)		27,916	27,976	(0.2%)
General Service	6,626	6,736	(1.6%)		28,700	28,421	1.0%
Industrial	5,406	5,347	1.1%		22,136	21,577	2.6%
Other Energy Sales	76	77	(1.3%)		305	303	0.7%
Unbilled Sales	579	168	244.6%		(114)	(324)	64.8%

Total Regular Electric Sales	18,158	18,367	(1.1%)	4.6%	78,943	77,953	1.3%	1.4%

Special Sales	1,706	1,928	(11.5%)		8,432	9,692	(13.0%)

Total Consolidated Electric Sales - Duke Energy Carolinas	19,864	20,295	(2.1%)		87,375	87,645	(0.3%)

Average Number of Customers
Residential	2,128,724	2,100,086	1.4%		2,117,482	2,089,299	1.3%
General Service	346,378	342,725	1.1%		345,119	341,616	1.0%
Industrial	6,337	6,505	(2.6%)		6,417	6,519	(1.6%)
Other Energy Sales	15,123	14,921	1.4%		15,041	14,693	2.4%

Total Regular Sales	2,496,562	2,464,237	1.3%		2,484,059	2,452,127	1.3%

Special Sales	24	26	(7.7%)		25	26	(3.8%)

Total Average Number of Customers - Duke Energy Carolinas	2,496,586	2,464,263	1.3%		2,484,084	2,452,153	1.3%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	3,769	5,912	(36.2%)		25,896	31,596	(18.0%)
Nuclear	10,903	9,671	12.7%		45,013	42,381	6.2%
Hydro	700	246	184.6%		1,136	1,185	(4.1%)
Oil and Natural Gas	2,659	1,849	43.8%		10,595	7,878	34.5%
Renewable Energy	3	2	50.0%		13	13	—%

Total Generation (4)	18,034	17,680	2.0%		82,653	83,053	(0.5%)
Purchased Power and Net Interchange (5)	2,182	3,718	(41.3%)		9,170	9,602	(4.5%)

Total Sources of Energy	20,216	21,398	(5.5%)		91,823	92,655	(0.9%)
Less: Line Loss and Company Usage	352	1,103	(68.1%)		4,448	5,010	(11.2%)

Total GWh Sources	19,864	20,295	(2.1%)		87,375	87,645	(0.3%)

Owned MW Capacity (3)
Summer					19,645	19,589
Winter					20,360	20,550
Nuclear Capacity Factor (%) (6)					96	92

Heating and Cooling Degree Days
Actual
Heating Degree Days	813	1,282	(36.6%)		2,922	3,517	(16.9%)
Cooling Degree Days	22	44	(50.0%)		1,731	1,485	16.6%

Variance from Normal
Heating Degree Days	(34.2%)	3.9%	n/a		(7.6%)	11.3%	n/a
Cooling Degree Days	(46.3%)	15.8%	n/a		8.4%	(6.1%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Statistics reflect Duke Energy’s ownership share of jointly owned stations.
(4)	Generation by source is reported net of auxiliary power.
(5)	Purchased power includes renewable energy purchases.
(6)	Statistics reflect 100% of jointly owned stations.

Duke Energy Progress

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

December 2015

	Three Months Ended December 31				Year Ended December 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	3,407	3,926	(13.2%)		17,954	18,201	(1.4%)
General Service	3,529	3,618	(2.5%)		15,529	15,385	0.9%
Industrial	2,498	2,505	(0.3%)		10,288	10,321	(0.3%)
Other Energy Sales	25	29	(13.8%)		106	117	(9.4%)
Unbilled Sales	50	359	(86.1%)		(302)	41	(836.6%)

Total Regular Electric Sales	9,509	10,437	(8.9%)	0.7%	43,575	44,065	(1.1%)	0.1%

Special Sales	5,372	5,040	6.6%		21,306	18,806	13.3%

Total Consolidated Electric Sales -Duke Energy Progress	14,881	15,477	(3.9%)		64,881	62,871	3.2%

Average Number of Customers
Residential	1,280,852	1,264,131	1.3%		1,274,550	1,257,007	1.4%
General Service	227,233	224,209	1.3%		226,099	223,287	1.3%
Industrial	4,174	4,253	(1.9%)		4,209	4,272	(1.5%)
Other Energy Sales	1,648	1,696	(2.8%)		1,677	1,721	(2.6%)

Total Regular Sales	1,513,907	1,494,289	1.3%		1,506,535	1,486,287	1.4%

Special Sales	15	15	—%		15	15	—%

Total Average Number of Customers - Duke Energy Progress	1,513,922	1,494,304	1.3%		1,506,550	1,486,302	1.4%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	1,506	3,808	(60.5%)		12,960	15,882	(18.4%)
Nuclear	7,638	6,899	10.7%		26,108	25,428	2.7%
Hydro	193	109	77.1%		582	669	(13.0%)
Oil and Natural Gas	5,020	4,226	18.8%		22,203	17,591	26.2%

Total Generation (4)	14,357	15,042	(4.6%)		61,853	59,570	3.8%
Purchased Power and Net Interchange (5)	1,022	1,115	(8.3%)		5,649	5,956	(5.2%)

Total Sources of Energy	15,379	16,157	(4.8%)		67,502	65,526	3.0%
Less: Line Loss and Company Usage	498	680	(26.8%)		2,621	2,655	(1.3%)

Total GWh Sources	14,881	15,477	(3.9%)		64,881	62,871	3.2%

Owned MW Capacity (3)
Summer					12,915	12,221
Winter					14,019	13,334
Nuclear Capacity Factor (%) (6)					91	95

Heating and Cooling Degree Days
Actual
Heating Degree Days	650	1,176	(44.7%)		2,654	3,210	(17.3%)
Cooling Degree Days	65	67	(3.0%)		1,844	1,696	8.7%

Variance from Normal
Heating Degree Days	(41.5%)	5.7%	n/a		(7.8%)	11.2%	n/a
Cooling Degree Days	4.8%	11.9%	n/a		5.8%	(2.3%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Statistics reflect Duke Energy’s ownership share of jointly owned stations.
(4)	Generation by source is reported net of auxiliary power.
(5)	Purchased power includes renewable energy purchases.
(6)	Statistics reflect 100% of jointly owned stations.

Duke Energy Florida

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

December 2015

	Three Months Ended December 31				Year Ended December 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	4,732	4,349	8.8%		19,932	19,003	4.9%
General Service	3,903	3,675	6.2%		15,304	14,945	2.4%
Industrial	851	823	3.4%		3,293	3,267	0.8%
Other Energy Sales	6	7	(14.3%)		24	25	(4.0%)
Unbilled Sales	(463)	(427)	(8.4%)		104	34	205.9%

Total Regular Electric Sales	9,029	8,427	7.1%	3.3%	38,657	37,274	3.7%	1.6%

Special Sales	236	225	4.9%		1,396	1,429	(2.3%)

Total Electric Sales - Duke Energy Florida	9,265	8,652	7.1%		40,053	38,703	3.5%

Average Number of Customers
Residential	1,533,247	1,510,309	1.5%		1,524,320	1,500,729	1.6%
General Service	194,265	191,876	1.2%		193,437	191,142	1.2%
Industrial	2,227	2,261	(1.5%)		2,244	2,275	(1.4%)
Other Energy Sales	1,534	1,547	(0.8%)		1,537	1,551	(0.9%)

Total Regular Sales	1,731,273	1,705,993	1.5%		1,721,538	1,695,697	1.5%

Special Sales	14	12	16.7%		14	14	—%

Total Average Number of Customers - Duke Energy Florida	1,731,287	1,706,005	1.5%		1,721,552	1,695,711	1.5%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	1,612	2,517	(36.0%)		9,718	11,729	(17.1%)
Oil and Natural Gas	6,135	5,017	22.3%		25,263	23,030	9.7%

Total Generation (4)	7,747	7,534	2.8%		34,981	34,759	0.6%
Purchased Power and Net Interchange (5)	1,937	1,544	25.5%		7,217	6,133	17.7%

Total Sources of Energy	9,684	9,078	6.7%		42,198	40,892	3.2%
Less: Line Loss and Company Usage	419	426	(1.6%)		2,145	2,189	(2.0%)

Total GWh Sources	9,265	8,652	7.1%		40,053	38,703	3.5%

Owned MW Capacity (3)
Summer					9,101	9,072
Winter					10,070	10,109

Heating and Cooling Degree Days
Actual
Heating Degree Days	27	233	(88.4%)		400	651	(38.6%)
Cooling Degree Days	765	409	87.0%		3,742	3,111	20.3%

Variance from Normal
Heating Degree Days	(86.2%)	9.9%	n/a		(32.6%)	3.7%	n/a
Cooling Degree Days	65.2%	(9.7%)	n/a		17.0%	(2.5%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Statistics reflect Duke Energy’s ownership share of jointly owned stations.
(4)	Generation by source is reported net of auxiliary power.
(5)	Purchased power includes renewable energy purchases.

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

December 2015

	Three Months Ended December 31				Year Ended December 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	1,747	1,907	(8.4%)		8,638	8,831	(2.2%)
General Service	2,231	2,253	(1.0%)		9,512	9,526	(0.1%)
Industrial	1,481	1,462	1.3%		5,988	5,963	0.4%
Other Energy Sales	27	27	—%		109	111	(1.8%)
Unbilled Sales	(44)	160	(127.5%)		(52)	(82)	36.6%

Total Regular Electric Sales	5,442	5,809	(6.3%)	(1.3%)	24,195	24,349	(0.6%)	(0.3%)

Special Sales	299	158	89.2%		1,244	386	222.3%

Total Electric Sales - Duke Energy Ohio	5,741	5,967	(3.8%)		25,439	24,735	2.8%

Average Number of Customers
Residential	748,478	743,251	0.7%		746,757	741,800	0.7%
General Service	87,298	86,881	0.5%		87,227	86,522	0.8%
Industrial	2,530	2,534	(0.2%)		2,530	2,525	0.2%
Other Energy Sales	3,231	3,191	1.3%		3,220	3,179	1.3%

Total Regular Sales	841,537	835,857	0.7%		839,734	834,026	0.7%

Special Sales	1	1	—%		1	1	—%

Total Average Number of Customers - Duke Energy Ohio	841,538	835,858	0.7%		839,735	834,027	0.7%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	949	1,080	(12.1%)		4,402	3,041	44.8%
Oil and Natural Gas	10	—	100.0%		53	16	231.3%

Total Generation (4)	959	1,080	(11.2%)		4,455	3,057	45.7%
Purchased Power and Net Interchange (5)(6)	4,934	5,269	(6.4%)		22,280	23,355	(4.6%)

Total Sources of Energy	5,893	6,349	(7.2%)		26,735	26,412	1.2%
Less: Line Loss and Company Usage (6)	152	382	(60.2%)		1,296	1,677	(22.7%)

Total GWh Sources	5,741	5,967	(3.8%)		25,439	24,735	2.8%

Owned MW Capacity (3)
Summer					1,062	1,225
Winter					1,164	1,327

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,316	1,927	(31.7%)		4,647	5,455	(14.8%)
Cooling Degree Days	15	13	15.4%		1,109	1,024	8.3%

Variance from Normal
Heating Degree Days	(28.0%)	6.6%	n/a		(3.6%)	13.1%	n/a
Cooling Degree Days	(31.8%)	(35.0%)	n/a		(7.9%)	(13.1%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Statistics reflect Duke Energy’s ownership share of jointly owned stations.
(4)	Generation by source is reported net of auxiliary power.
(5)	Purchased power includes renewable energy purchases.
(6)	2014 amounts have been updated to include Duke Energy Ohio’s auction purchases from PJM within Purchased Power and Net Interchange and the associated line loss in Line Loss and Company Usage.

Duke Energy Ohio

Quarterly Highlights

Supplemental Regulated Utilities Gas Information

December 2015

	Three Months Ended December 31				Year Ended December 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
MCF Sales (1)
Residential	6,285,290	9,686,129	(35.1%)		35,272,072	41,040,532	(14.1%)
General Service	4,356,384	6,205,202	(29.8%)		22,820,237	25,541,023	(10.7%)
Industrial	1,557,468	1,953,376	(20.3%)		7,161,750	7,379,010	(2.9%)
Other Energy Sales	4,843,752	5,430,602	(10.8%)		20,037,755	21,047,330	(4.8%)
Unbilled Sales	2,453,000	3,295,000	(25.6%)		(768,000)	(1,732,000)	55.7%

Total Gas Sales - Duke Energy Ohio	19,495,894	26,570,309	(26.6%)	(6.9%)	84,523,814	93,275,895	(9.4%)	(2.4%)

Average Number of Customers
Residential	475,254	473,956	0.3%		474,842	472,940	0.4%
General Service	43,378	43,648	(0.6%)		43,253	43,446	(0.4%)
Industrial	1,627	1,631	(0.2%)		1,619	1,629	(0.6%)
Other Energy Sales	142	145	(2.1%)		142	152	(6.6%)

Total Average Number of Gas Customers - Duke Energy Ohio	520,401	519,380	0.2%		519,856	518,167	0.3%

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,316	1,927	(31.7%)		4,647	5,455	(14.8%)
Cooling Degree Days	15	13	15.4%		1,109	1,024	8.3%

Variance from Normal
Heating Degree Days	(28.0%)	6.6%	n/a		(3.6%)	13.1%	n/a
Cooling Degree Days	(31.8%)	(35.0%)	n/a		(7.9%)	(13.1%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).

Duke Energy Indiana

Quarterly Highlights

Supplemental Regulated Utilities Electric Information

December 2015

	Three Months Ended December 31				Year Ended December 31
	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)	2015	2014	% Inc. (Dec.)	% Inc. (Dec.) Weather Normal (2)
GWH Sales (1)
Residential	1,841	2,063	(10.8%)		8,953	9,337	(4.1%)
General Service	1,954	1,992	(1.9%)		8,322	8,363	(0.5%)
Industrial	2,591	2,662	(2.7%)		10,492	10,644	(1.4%)
Other Energy Sales	13	14	(7.1%)		53	53	—%
Unbilled Sales	(9)	156	(105.8%)		1	(173)	100.6%

Total Regular Electric Sales	6,390	6,887	(7.2%)	(4.2%)	27,821	28,224	(1.4%)	(1.1%)

Special Sales	1,911	993	92.4%		5,697	5,209	9.4%

Total Electric Sales - Duke Energy Indiana	8,301	7,880	5.3%		33,518	33,433	0.3%

Average Number of Customers
Residential	702,979	696,579	0.9%		699,440	693,006	0.9%
General Service	100,706	100,462	0.2%		100,601	100,352	0.2%
Industrial	2,715	2,699	0.6%		2,707	2,708	—%
Other Energy Sales	1,583	1,541	2.7%		1,574	1,514	4.0%

Total Regular Sales	807,983	801,281	0.8%		804,322	797,580	0.8%

Special Sales	9	7	28.6%		8	6	33.3%

Total Average Number of Customers - Duke Energy Indiana	807,992	801,288	0.8%		804,330	797,586	0.8%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	6,079	4,550	33.6%		23,372	24,900	(6.1%)
Hydro	103	98	5.1%		303	300	1.0%
Oil and Natural Gas	792	278	184.9%		2,556	915	179.3%

Total Generation (4)	6,974	4,926	41.6%		26,231	26,115	0.4%
Purchased Power and Net Interchange (5)	1,688	3,256	(48.2%)		8,529	8,504	0.3%

Total Sources of Energy	8,662	8,182	5.9%		34,760	34,619	0.4%
Less: Line Loss and Company Usage	361	302	19.5%		1,242	1,186	4.7%

Total GWh Sources	8,301	7,880	5.3%		33,518	33,433	0.3%

Owned MW Capacity (3)
Summer					7,493	7,493
Winter					7,871	7,871

Heating and Cooling Degree Days
Actual
Heating Degree Days	1,487	2,200	(32.4%)		5,202	6,330	(17.8%)
Cooling Degree Days	6	7	(14.3%)		1,076	832	29.3%

Variance from Normal
Heating Degree Days	(24.0%)	14.7%	n/a		0.8%	23.1%	n/a
Cooling Degree Days	(73.9%)	(66.7%)	n/a		(10.7%)	(29.7%)	n/a

(1)	Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e. unbilled sales) reflected as a single amount and not allocated to the respective retail classes.
(2)	Represents weather normal total retail calendar sales (i.e. billed and unbilled sales).
(3)	Statistics reflect Duke Energy’s ownership share of jointly owned stations.
(4)	Generation by source is reported net of auxiliary power.
(5)	Purchased power includes renewable energy purchases.

DUKE ENERGY CORPORTATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended December 31, 2015

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Mergers		Edwardsport Settlement		Cost Savings Initiatives		Ash Basin Settlement and Penalties		Economic Hedges (Mark-to- Market)		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$601	$—		$(2	)B	$(10	)C	$(7	)F	$—		$—		$(19)	$582
International Energy	68	—		—		—		—		—		—		—	68
Commercial Portfolio	41	—		—		(1	)D	—		(1	)G	—		(2)	39

Total Reportable Segment Income	710	—		(2)		(11)		(7)		(1)		—		(21)	689
Other	(108)	(18	)A	—		(77	)E	—		—		—		(95)	(203)

Total Reportable Segment Income and Other Net Expense	602	(18)		(2)		(88)		(7)		(1)		—		(116)	486
Discontinued Operations	—	—		—		—		—		—		(9	)H	(9)	(9)

Net Income Attributable to Duke Energy Corporation	$602	$(18)		$(2)		$(88)		$(7)		$(1)		$(9)		$(125)	$477

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.87	$(0.03)		$—		$(0.13)		$(0.01)		$—		$(0.01)		$(0.18)	$0.69

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.87	$(0.03)		$—		$(0.13)		$(0.01)		$—		$(0.01)		$(0.18)	$0.69

A -	Net of $12 million tax benefit. Recorded within Operating Expenses on the Consolidated Statements of Operations.
B -	Net of $1 million tax benefit. $3 million recorded within Impairment charges on the Duke Energy Indiana Consolidated Statements of Operations.
C -	Net of $6 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations. Includes $7 million at Duke Energy Carolinas, $4 million at Duke Energy Progress, $2 million at Duke Energy Florida, $1 million at Duke Energy Ohio and $2 million at Duke Energy Indiana.
D -	Net of $1 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations.
E -	Net of $47 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations.
F -	Recorded within Operation, maintenance and other on the Duke Energy Carolinas Consolidated Statements of Operations.
G -	Recorded within Operating Revenues on the Consolidated Statements of Operations.
H -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	688
Diluted	688

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Twelve Months Ended December 31, 2015

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Mergers		Edwardsport Settlement		Midwest Generation Operations		Ash Basin Settlement and Penalties		Cost Savings Initiatives		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$2,972	$—		$(58	)B	$—		$(11	)D	$(10	)E	$—		$(79)	$2,893
International Energy	225	—		—		—		—		—		—		—	225
Commercial Portfolio	140	—		—		(94	)C	—		(1	)F	(41	)H	(136)	4

Total Reportable Segment Income	3,337	—		(58)		(94)		(11)		(11)		(41)		(215)	3,122
Other	(185)	(60	)A	—		—		—		(77	)G	—		(137)	(322)
Intercompany Eliminations	—	—		—		—		—		—		(4	)I	(4)	(4)

Total Reportable Segment Income and Other Net Expense	3,152	(60)		(58)		(94)		(11)		(88)		(45)		(356)	2,796
Discontinued Operations	—	—		—		94	C	—		—		(74	)J	20	20

Net Income Attributable to Duke Energy Corporation	$3,152	$(60)		$(58)		$—		$(11)		$(88)		$(119)		$(336)	$2,816

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$4.54	$(0.09)		$(0.08)		$—		$(0.02)		$(0.13)		$(0.17)		$(0.49)	$4.05

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$4.54	$(0.09)		$(0.08)		$—		$(0.02)		$(0.13)		$(0.17)		$(0.49)	$4.05

A -	Net of $37 million tax benefit. Recorded within Operating Expenses and Interest Expenses on the Consolidated Statements of Operations.
B -	Net of $35 million tax benefit. $88 million recorded within Impairment charges and $5 million recorded within Other income and expenses, net on the Duke Energy Indiana Consolidated Statements of Operations.
C -	Operating results of the nonregulated Midwest generation business that had been classified from discontinued operations after adjustment for special items and economic hedges (net of $53 million tax benefit).
D -	Net of $3 million tax benefit. Recorded within Operation, maintenance and other on the Consolidated Statements of Operations. Includes $8 million and $6 million at Duke Energy Carolinas and Duke Energy Progress, respectively.
E -	Net of $6 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations. Includes $7 million at Duke Energy Carolinas, $4 million at Duke Energy Progress, $2 million at Duke Energy Florida, $1 million at Duke Energy Ohio and $2 million at Duke Energy Indiana.
F -	Net of $1 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations.
G -	Net of $47 million tax benefit. Primarily consists of severance costs recorded within Operation, maintenance and other on the Consolidated Statements of Operations.
H -	State tax expense resulting from the completion of the sale of the nonregulated Midwest generation business.
I -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
J -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations, and includes the impact of a litigation reserve related to the nonregulated Midwest generation business.

Weighted Average Shares (reported and adjusted) - in millions

Basic	694
Diluted	694

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Three Months Ended December 31, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Midwest Generation Operations		Litigation Reserve		International Tax Adjustment		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$551	$—		$—		$(102	)G	$—		$—		$(102)	$449
International Energy	72	—		—		—		(373	)D	—		(373)	(301)
Commercial Portfolio	32	—		(32	)B	—		—		15	F	(17)	15

Total Reportable Segment Income	655	—		(32)		(102)		(373)		15		(492)	163
Other	(45)	(20	)A	—		—		—		—		(20)	(65)
Intercompany Eliminations	—	—		—		—		—		(3	)E	(3)	(3)

Total Reportable Segment Income and Other Net Expense	610	(20)		(32)		(102)		(373)		12		(515)	95
Discontinued Operations	—	—		32	B	—		—		(30	)C	2	2

Net Income Attributable to Duke Energy Corporation	$610	$(20)		$—		$(102)		$(373)		$(18)		$(513)	$97

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.86	$(0.03)		$—		$(0.14)		$(0.53)		$(0.02)		$(0.72)	$0.14

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.86	$(0.03)		$—		$(0.14)		$(0.53)		$(0.02)		$(0.72)	$0.14

A -	Net of $13 million tax benefit. $33 million recorded in Operating Expenses on the Consolidated Statements of Operations.
B -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $20 million tax benefit).
C -	Recorded in Income (loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations. Includes the adjustment to the impairment of the nonregulated Midwest generation business, the mark-to-market of economic hedges of the nonregulated Midwest generation business, and certain costs associated with a contract settlement.
D -	Deferred tax impact resulting from the decision to repatriate International Energy’s historic undistributed foreign earnings, included within Income Tax Expense on the Consolidated Statement of Operations.
E -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
F -	State tax benefit resulting from the planned disposition of the nonregulated Midwest generation business.
G -	Recorded within Operating, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	707
Diluted	707

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

Twelve Months Ended December 31, 2014

(Dollars in millions, except per-share amounts)

		Special Items
	Adjusted Earnings	Costs to Achieve, Progress Merger		Asset Impairment		Midwest Generation Operations		Litigation Reserve		Asset Sales		International Tax Adjustment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT INCOME
Regulated Utilities	$2,897	$—		$—		$—		$(102	)J	$—		$—		$—		$—		$(102)	$2,795
International Energy	428	—		—		—		—		—		(373	)H	—		—		(373)	55
Commercial Portfolio	109	—		(59	)F	(114	)C	—		—		—		(6	)B	15	I	(164)	(55)

Total Reportable Segment Income	3,434	—		(59)		(114)		(102)		—		(373)		(6)		15		(639)	2,795
Other	(216)	(127	)A	—		—		—		9	E	—		—		—		(118)	(334)
Intercompany Eliminations	—	—		—		—		—		—		—		—		(10	)G	(10)	(10)

Total Reportable Segment Income and Other Net Expense	3,218	(127)		(59)		(114)		(102)		9		(373)		(6)		5		(767)	2,451
Discontinued Operations	—	—		—		114	C	—		—		—		—		(682	)D	(568)	(568)

Net Income Attributable to Duke Energy Corporation	$3,218	$(127)		$(59)		$—		$(102)		$9		$(373)		$(6)		$(677)		$(1,335)	$1,883

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$4.55	$(0.18)		$(0.08)		$—		$(0.14)		$0.01		$(0.53)		$(0.01)		$(0.96)		$(1.89)	$2.66

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$4.55	$(0.18)		$(0.08)		$—		$(0.14)		$0.01		$(0.53)		$(0.01)		$(0.96)		$(1.89)	$2.66

A -	Net of $78 million tax benefit. $5 million recorded as a decrease in Operating Revenues, $198 million recorded within Operating Expenses and $2 million recorded within Interest Expense on the Consolidated Statements of Operations.
B -	Net of $3 million tax benefit. Recorded within Operating Revenues on the Consolidated Statements of Operations.
C -	Midwest Generation Operations reclassifies the operating results of the nonregulated Midwest generation business that had been classified as discontinued operations after adjustment for special items and economic hedges from discontinued operations to the Commercial Power segment (net of $71 million tax benefit).
D -	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Consolidated Statements of Operations. Includes the impairment of the nonregulated Midwest generation business, the mark-to-market of economic hedges of the nonregulated Midwest generation business and certain costs associated with a contract settlement.
E -	Net of $5 million tax expense. Recorded in Other Income and Expenses on the Consolidated Statements of Operations.
F -	Net of $35 million tax benefit. Recorded in impairment charges on the Consolidated Statements of Operations.
G -	Reverses the impact on eliminations of classifying the nonregulated Midwest generation business as discontinued operations.
H -	Deferred tax impact resulting from the decision to repatriate International Energy’s historic undistributed foreign earnings, included within Income Tax Expense on the Consolidated Statement of Operations.
I -	State tax benefit resulting from the planned disposition of the nonregulated Midwest generation business.
J -	Recorded within Operating, maintenance and other (Operating Expenses) on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	707
Diluted	707

*	Mark-to-market adjustments reflect the impact of derivative contracts, which are used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Portfolio segment and also relate to existing derivative positions that may have tenors beyond the planned disposal date of the nonregulated Midwest generation business. The mark-to-market impact of derivative contracts is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory treatment. The economic value of generation assets is subject to fluctuations in fair value due to market price volatility of input and output commodities (e.g. coal, electricity, natural gas). Economic hedging involves both purchases and sales of those input and output commodities related to generation assets. Operations of the generation assets are accounted for under the accrual method. Management believes excluding impacts of mark-to-market changes of the derivative contracts from adjusted earnings until settlement better matches the financial impacts of the derivative contract with the portion of economic value of the underlying hedged asset. However, due to the divestiture of the nonregulated Midwest generation business as mentioned above, certain derivative positions have tenors beyond the planned disposal date of these assets. As such, management has excluded settlements of these derivative positions from adjusted diluted EPS as these realized gains and losses more closely relate to the loss on disposal of these assets. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it provides them an additional relevant comparison of Duke Energy Corporation’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three Months and Year Ended December 31, 2015

(Dollars in Millions)

	Three Months Ended December 31, 2015			Year Ended December 31, 2015
	Balance	Effective Tax Rate		Balance	Effective Tax Rate
Adjusted Earnings, Pre-Tax Income*	$882			$4,634
Midwest Generation Operations	—			(147)
Cost Savings Initiatives	(142)			(142)
Costs to Achieve, Mergers	(30)			(97)
Edwardsport Settlement	(3)			(93)
Ash Basin Settlement and Penalties	(7)			(14)
Economic Hedges (Mark-to-Market)	(1)			—
Intercompany Eliminations	—			(4)

Reported Income From Continuing Operations Before Income Taxes	$699			$4,137

Adjusted Tax Expense*	$275	31	%**	$1,467	32	%**
Tax Adjustment Related to Midwest Generation Sale	—			41
Midwest Generation Operations	—			(53)
Cost Savings Initiatives	(54)			(54)
Costs to Achieve, Mergers	(12)			(37)
Edwardsport Settlement	(1)			(35)
Ash Basin Settlement and Penalties	—			(3)

Reported Income Tax Expense From Continuing Operations	$208	30%		$1,326	32%

*	Includes amounts attributable to noncontrolling interests
**	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

DUKE ENERGY CORPORATION

ADJUSTED EFFECTIVE TAX RECONCILIATION

Three Months and Year Ended December 31, 2014

(Dollars in Millions)

	Three Months Ended December 31, 2014			Year Ended December 31, 2014
	Balance	Effective Tax Rate		Balance	Effective Tax Rate
Adjusted Earnings, Pre-Tax Income*	$873			$4,715
Costs to Achieve, Mergers	(33)			(205)
Midwest Generation Operations	(52)			(185)
Litigation Reserve	(102)			(102)
Asset Impairment	—			(94)
Economic Hedges (Mark-to-Market)	—			(9)
Asset Sales	—			14

Reported Income From Continuing Operations Before Income Taxes	$686			$4,134

Adjusted Tax Expense*	$263	30	%**	$1,493	32	%**
International Tax Adjustment	373			373
Costs to Achieve, Mergers	(13)			(78)
Midwest Generation Operations	(20)			(71)
Asset Impairment	—			(35)
Economic Hedges (Mark-to-Market)	—			(3)
Tax Adjustment Related to Midwest Generation Sale	(15)			(15)
Asset Sales	—			5

Reported Income Tax Expense From Continuing Operations	$588	86%		$1,669	40%

*	Includes amounts attributable to noncontrolling interests
**	Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.